Exhibit 99

July 29, 2011

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER EARNINGS AND 20 NEW

FLEXRIG® CONTRACTS

Helmerich & Payne, Inc. (NYSE: HP) reported income from continuing operations of $109,828,000 ($1.01 per diluted share) from operating revenues of $644,095,000 for its third fiscal quarter ended June 30, 2011, compared to income from continuing operations of $64,883,000 ($0.61 per diluted share) from operating revenues of $483,384,000 during last year’s third fiscal quarter ended June 30, 2010.   Included in this year’s third fiscal quarter income from continuing operations are after-tax gains of $0.01 per share from the sale of portfolio securities and $0.02 per share from the sale of tubulars and other used drilling equipment.  Also included in this year’s third fiscal quarter income from continuing operations are $0.02 per share of after-tax expenses unrelated to normal operations during the quarter and attributable to the settlement of a lawsuit.  Included in income from continuing operations for the third fiscal quarter of 2010 were after-tax gains of $0.01 per share from the sale of tubulars and other used drilling equipment.  Net income for the third fiscal quarter of 2011 was $109,826,000 ($1.01 per diluted share), compared to a net loss of $36,715,000 (-$0.34 per diluted share) during last year’s third fiscal quarter.

For the nine months ended June 30, 2011, the Company reported income from continuing operations of $313,154,000 ($2.87 per diluted share) from operating revenues of $1,843,143,000 compared with income from continuing operations of $202,790,000 ($1.89 per diluted share) from operating revenues of $1,316,205,000 during the nine months ended June 30, 2010.  Included in income from continuing operations for the first nine months of fiscal 2011 are after-tax gains of $0.01 per share from the sale of portfolio securities and $0.06 per share from the sale of tubulars and other used drilling equipment.  Also included in income from continuing operations for the first nine months of fiscal 2011 are $0.06 per share of after-tax expenses unrelated to normal operations.  Included in income from continuing operations for the first nine months of fiscal 2010 were after-tax gains of $0.03 per share from the sale of tubulars and other used drilling equipment.  Net income for the first nine months of fiscal 2011 was $312,766,000 ($2.87 per diluted share), compared to net income of $73,276,000 ($0.68 per diluted share) during the first nine months of fiscal 2010.

Helmerich & Payne, Inc. also announced today that, in addition to the 12 new FlexRig commitments announced earlier this month, the Company has entered into agreements to build and operate 20 additional FlexRigs.  These 20 rigs will be built under multi-year term contracts with four exploration and production companies and are scheduled to be completed during fiscal 2012.  The names of the customers and other terms were not disclosed.

The Company has now announced commitments during this fiscal year to build a total of 58 new FlexRigs, all under multi-year term contracts with attractive dayrates and economic returns.  This represents a 28 percent increase in the number of FlexRigs in the Company’s fleet.  Including the new builds announced today, 42 remain under construction and are currently being completed at the rate of approximately three FlexRigs per month.  In response to the significant increase in demand for FlexRigs, the Company is now planning to increase the production cadence to four FlexRigs per month beginning October 2011.

Consistent with the Company’s long standing tradition of innovative leadership, Helmerich & Payne, Inc. also announced today the introduction of the FlexRig5 design, the fifth FlexRig generation.  The FlexRig5 is ideally suited for long lateral drilling of multiple wells from a single location, which is increasingly in demand for plays such as unconventional shale reservoirs.  The new design preserves the key performance

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News Release

July 29, 2011

features of H&P’s flagship FlexRig3 combined with a bi-directional pad drilling system and equipment capacities suitable for wells in excess of 24,000 feet of measured depth. The FlexRig5 will help the Company expand into new markets as it provides its customers with a broader offering.  Upon completion of the announced rig orders, the Company will have produced eleven FlexRig5 rigs.

President and CEO Hans Helmerich commented, “We are pleased with the Company’s third quarter results and the announcement of 20 additional rig orders, bringing our quarterly total to 32 new builds.  Our introduction of the FlexRig5 reflects our ongoing commitment to innovative design and driving enhanced rig capacity and performance.  It promises to deliver all the FlexRig safety, performance and reliability features that our customers have come to rely upon in a greater depth capacity, multi-well pad drilling application.”

Segment operating income for U.S. land operations was $176,832,000 for the third fiscal quarter of 2011, compared with $103,138,000 for last year’s third fiscal quarter and $164,289,000 for this year’s second fiscal quarter.  The sequential increase in segment operating income was primarily attributable to increased drilling activity related to the delivery of new build FlexRigs.  The Company’s quarterly revenue days for the segment increased by approximately six percent to 18,912 revenue days during the third fiscal quarter of 2011, from 17,797 revenue days during the second fiscal quarter of 2011.  The corresponding average rig revenue per day also sequentially increased by $330 to $25,970 during the third fiscal quarter of 2011.  The $330 increase in average rig revenue per day was largely offset by a $291 increase in average rig expense per day, generating only a slight sequential increase in average rig margin per day, from $13,183 during this year’s second fiscal quarter to $13,222 during this year’s third fiscal quarter.  However, the lawsuit settlement mentioned in the first paragraph (that was unrelated to normal operations during the quarter) resulted in approximately $189 per day that is included in the average rig expense per day of $12,748 during the third fiscal quarter.  Rig utilization for the Company’s U.S. land segment was 87% for this year’s third fiscal quarter, compared with 76% for last year’s third fiscal quarter and 85% for this year’s second fiscal quarter.  At June 30, 2011, the Company’s U.S. land segment had 213 contracted rigs and 32 idle rigs.  The 213 contracted rigs included 140 rigs under term contracts.

Segment operating income for the Company’s offshore operations was $12,944,000 for the third fiscal quarter of 2011, compared with $11,231,000 for last year’s third fiscal quarter and $11,476,000 for this year’s second fiscal quarter.  The sequential increase in segment operating income was primarily a function of a higher average rig margin per day, which was $25,820 for this year’s third fiscal quarter as compared to $23,747 for this year’s second fiscal quarter.

The Company’s international land operations reported a segment operating loss of $624,000 for this year’s third fiscal quarter, compared with operating income of $9,893,000 for last year’s third fiscal quarter and $2,443,000 for this year’s second fiscal quarter.  The sequential decline in segment operating income was primarily a function of a lower average rig margin per day, which was $5,353 for this year’s third fiscal quarter as compared to $7,106 for this year’s second fiscal quarter.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of July 29, 2011, the Company’s existing fleet included 249 land rigs in the U.S., 24 international land rigs and nine offshore platform rigs.  In addition, the Company is scheduled to complete by the end of fiscal 2012 another 42 new H&P-designed and operated FlexRigs under long-term contracts with customers.  Upon completion of these commitments, the Company’s global land fleet is expected to have a total of 315 rigs, including 267 FlexRigs.

Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above.

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July 29, 2011

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Investor Relations Contact:

Mike Drickamer

(918) 588-5190

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July 29, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2011	2011	2010	2011	2010

Operating Revenues:
Drilling — U.S. Land	$495,459	$539,372	$366,989	$1,511,649	$976,497
Drilling — Offshore	50,586	54,569	53,131	150,022	153,186
Drilling — International Land	54,684	46,051	60,045	169,689	177,377
Other	3,677	4,103	3,219	11,783	9,145
	604,406	644,095	483,384	1,843,143	1,316,205

Operating costs and expenses:
Operating costs, excluding depreciation	340,039	365,586	285,583	1,035,671	742,761
Depreciation	76,161	79,109	65,208	228,450	189,418
General and administrative	24,406	24,071	20,114	68,366	61,296
Research and development	3,640	4,399	3,254	11,509	8,411
Income from asset sales	(4,105)	(3,488)	(2,249)	(10,262)	(4,245)
	440,141	469,677	371,910	1,333,734	997,641

Operating income	164,265	174,418	111,474	509,409	318,564

Other income (expense):
Interest and dividend income	356	903	940	1,573	1,536
Interest expense	(5,513)	(3,221)	(3,961)	(13,185)	(12,693)
Gain on sale of investment securities	—	913	—	913	—
Other	232	(190)	215	208	253
	(4,925)	(1,595)	(2,806)	(10,491)	(10,904)

Income from continuing operations before income taxes	159,340	172,823	108,668	498,918	307,660
Income tax provision	60,379	62,995	43,785	185,764	104,870
Income from continuing operations	98,961	109,828	64,883	313,154	202,790

Loss from discontinued operations, before income taxes	(176)	(2)	(101,548)	(393)	(127,160)
Income tax provision	(5)	—	50	(5)	2,363
Loss from discontinued operations	(171)	(2)	(101,598)	(388)	(129,523)

NET INCOME (LOSS)	$98,790	$109,826	$(36,715)	$312,766	$73,267

Basic earnings per common share:
Income from continuing operations	$0.92	$1.02	$0.61	$2.93	$1.92
Loss from discontinued operations	$—	$—	$(0.96)	$—	$(1.23)

Net income (loss)	$0.92	$1.02	$(0.35)	$2.93	$0.69

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July 29, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2011	2011	2010	2011	2010

Diluted earnings per common share:
Income from continuing operations	$0.91	$1.01	$0.61	$2.87	$1.89
Loss from discontinued operations	$—	$—	$(0.95)	$—	$(1.21)

Net income (loss)	$0.91	$1.01	$(0.34)	$2.87	$0.68

Weighted average shares outstanding:
Basic	106,515	106,962	105,743	106,501	105,676
Diluted	108,595	108,784	107,444	108,550	107,400

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July 29, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	6/30/11	9/30/10

ASSETS
Cash and cash equivalents	$288,065	$63,020
Other current assets	586,913	579,514
Current assets of discontinued operations	7,631	10,270
Total current assets	882,609	652,804
Investments	453,046	320,712
Net property, plant, and equipment	3,553,743	3,275,020
Other assets	21,638	16,834
TOTAL ASSETS	$4,911,036	$4,265,370

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$256,739	$224,646
Current liabilities of discontinued operations	5,170	7,992
Total current liabilities	261,909	232,638
Non-current liabilities	1,076,428	862,989
Non-current liabilities of discontinued operations	2,461	2,278
Long-term notes payable	350,000	360,000
Total shareholders’ equity	3,220,238	2,807,465

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,911,036	$4,265,370

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July 29, 2011

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Nine Months Ended
	June 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2011	2010

OPERATING ACTIVITIES:
Net income	$312,766	$73,267
Adjustment for loss from discontinued operations	388	129,523
Income from continuing operations	313,154	202,790
Depreciation	228,450	189,418
Changes in assets and liabilities	157,282	(66,376)
Gain on sale of assets and investment securities	(11,175)	(4,245)
Other	9,120	12,957
Net cash provided by operating activities from continuing operations	696,831	334,544
Net cash used in operating activities from discontinued operations	(388)	(1,507)
Net cash provided by operating activities	696,443	333,037

INVESTING ACTIVITIES:
Capital expenditures	(493,776)	(220,200)
Proceeds from sale of assets and investments	25,670	18,813
Purchase of short-term investments	—	(16)
Acquisition of TerraVici Drilling Solutions	(4,000)	—
Net cash used in investing activities from continuing operations	(472,106)	(201,403)
Net cash used in investing activities from discontinued operations	—	(55)
Net cash used in investing activities	(472,106)	(201,458)

FINANCING ACTIVITIES:
Dividends paid	(19,222)	(15,891)
Increase (decrease) in bank overdraft	4,844	(2,038)
Exercise of stock options	13,734	(391)
Net proceeds from (payments for) short-term and long-term debt	(10,000)	(135,000)
Excess tax benefit from stock-based compensation	11,352	3,316
Net cash provided by (used in) financing activities	708	(150,004)

Net increase (decrease) in cash and cash equivalents	225,045	(18,425)
Cash and cash equivalents, beginning of period	63,020	96,142
Cash and cash equivalents, end of period	$288,065	$77,717

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July 29, 2011

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2011	2011	2010	2011	2010
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$495,459	$539,372	$366,989	$1,511,649	$976,497
Direct operating expenses	260,834	289,311	206,707	802,383	521,486
General and administrative expense	6,388	6,330	5,458	18,573	18,193
Depreciation	63,948	66,899	51,686	191,211	151,434
Segment operating income	$164,289	$176,832	$103,138	$499,482	$285,384

Revenue days	17,797	18,912	14,374	53,958	38,748
Average rig revenue per day	$25,640	$25,970	$23,690	$25,536	$23,708
Average rig expense per day	$12,457	$12,748	$12,539	$12,391	$11,965
Average rig margin per day	$13,183	$13,222	$11,151	$13,145	$11,743
Rig Utilization	85%	87%	76%	85%	69%

OFFSHORE OPERATIONS
Revenues	$50,586	$54,569	$53,131	$150,022	$153,186
Direct operating expenses	33,936	36,664	37,382	101,527	99,654
General and administrative expense	1,553	1,532	1,329	4,495	4,437
Depreciation	3,621	3,429	3,189	10,580	9,133
Segment operating income	$11,476	$12,944	$11,231	$33,420	$39,962

Revenue days	618	638	638	1,843	1,998
Average rig revenue per day	$52,507	$54,417	$46,138	$50,889	$49,218
Average rig expense per day	$28,760	$28,597	$25,356	$28,234	$26,240
Average rig margin per day	$23,747	$25,820	$20,782	$22,655	$22,978
Rig utilization	76%	78%	78%	75%	81%

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July 29, 2011

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
SEGMENT REPORTING	2011	2011	2010	2011	2010
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$54,684	$46,051	$60,045	$169,689	$177,377
Direct operating expenses	44,793	39,131	41,113	130,459	120,374
General and administrative expense	940	825	771	2,633	1,978
Depreciation	6,508	6,719	8,268	20,411	22,239
Segment operating income (loss)	$2,443	$(624)	$9,893	$16,186	$32,786

Revenue days	1,421	1,437	1,881	4,781	5,278
Average rig revenue per day	$33,043	$29,201	$30,669	$32,188	$32,173
Average rig expense per day	$25,937	$23,848	$20,477	$23,791	$21,337
Average rig margin per day	$7,106	$5,353	$10,192	$8,397	$10,836
Rig utilization	64%	65%	76%	69%	68%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$39,143	$48,236	$26,474	$133,798	$57,847
Offshore Operations	$8,131	$12,817	$13,771	$28,231	$26,383
International Land Operations	$7,730	$4,089	$2,357	$15,798	$7,569

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July 29, 2011

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Operations (in thousands).

	Three Months Ended			Nine Months Ended
	March 31	June 30		June 30
	2011	2011	2010	2011	2010
Operating income
U.S. Land	$164,289	$176,832	$103,138	$499,482	$285,384
Offshore	11,476	12,944	11,231	33,420	39,962
International Land	2,443	(624)	9,893	16,186	32,786
Other	(1,815)	(2,078)	(1,803)	(5,044)	(5,020)
Segment operating income	$176,393	$187,074	$122,459	$544,044	$353,112
Corporate general and administrative	(15,525)	(15,384)	(12,556)	(42,665)	(36,688)
Other depreciation	(1,349)	(1,423)	(1,295)	(4,153)	(3,966)
Inter-segment elimination	641	663	617	1,921	1,861
Income from asset sales	4,105	3,488	2,249	10,262	4,245
Operating income	$164,265	$174,418	$111,474	$509,409	$318,564

Other income (expense):
Interest and dividend income	356	903	940	1,573	1,536
Interest expense	(5,513)	(3,221)	(3,961)	(13,185)	(12,693)
Gain on sale of investment securities	—	913	—	913	—
Other	232	(190)	215	208	253
Total other income (expense)	(4,925)	(1,595)	(2,806)	(10,491)	(10,904)

Income from continuing operations before income taxes	$159,340	$172,823	$108,668	$498,918	$307,660

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